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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

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                                    FORM 8-K


                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

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Date of Report (Date of earliest event reported): June 21, 2001



                               SL INDUSTRIES, INC.
               (Exact name of issuer as specified in its charter)



New Jersey                             1-4987            21-0682685
(STATE OR OTHER JURISDICTION OF        (COMMISSION       (I.R.S. EMPLOYER
 INCORPORATION OR ORGANIZATION)         FILE NUMBER)      IDENTIFICATION NUMBER)



                         520 Fellowship Road, Suite A114
                         Mount Laurel, New Jersey 08054
              (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES AND ZIP CODE)


                                 (856) 727-1500
              (REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE)


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ITEM 5. OTHER EVENTS.

         On June 21, 2001, SL Industries, Inc. (the "Company") obtained a waiver of its default on certain financial covenants in its revolving credit facility from its bank lenders. The credit facility was also amended, in connection with the grant of the waiver, to require, among other things, the Company to provide its lenders additional collateral and to pay certain additional fees as well as an increased interest rate. The waiver covers the fiscal quarters ending March 31, 2001, and June 30, 2001. On June 25, 2001, the Company issued a press release to announce the grant of the waiver and the amendment to the credit facility.

         A copy of the bank waiver and credit facility amendment appears as
Exhibit 10, and a copy of the press release appears as Exhibit 99, to this Report. The Exhibits are incorporated herein by reference.


ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS.

(c)      The following are filed as Exhibits to this Report:

Exhibit Number    Description
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      10          Waiver and Amendment No. 1 to $40,000,000 Revolving Credit
                  Facility for SL Industries, Inc., Agented by Mellon Bank, N.A.

      99          Press Release dated May 23, 2001.



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                                    SIGNATURE


         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized, in the Township of Mount Laurel, State of New Jersey, on the 10th day of July, 2001.


                                   SL INDUSTRIES, INC.


                                   By: /s/ David R. Nuzzo
                                       ---------------------------------
                                       David R. Nuzzo
                                       Vice President Finance and Administration


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                                  EXHIBIT INDEX


Exhibit Number    Description
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      10          Waiver and Amendment No. 1 to $40,000,000 Revolving Credit
                  Facility for SL Industries, Inc., Agented by Mellon Bank, N.A.

      99          Press Release dated May 23, 2001.